EXHIBIT 99.1

Bulletin

April 12, 2017
Bulletin No. 1529

Bank’s Dividend Philosophy

Dear Chief Executive Officer:

To provide a consistent and reliable dividend, the Federal Home Loan Bank of San Francisco has adopted a dividend philosophy of endeavoring to pay a quarterly dividend at a rate between 5% and 7% annualized. This dividend philosophy is supported by the strength of the Bank’s earnings, asset quality, and capital. Under this philosophy, the Board of Directors intends to pay quarterly dividends between 5% and 7% annualized beginning with the second quarter dividend and in the foreseeable future.

The declaration of dividends is at the discretion of the Bank’s Board of Directors and is considered each quarter, taking into consideration its assessment of the Bank’s earnings, asset quality, capital, and other relevant factors. While the Bank’s dividend philosophy serves as guidance, it may be revised or eliminated in the future, and, based on facts and circumstances, future dividends may not follow the Bank’s dividend philosophy.

For more information about the new dividend philosophy, please contact your Relationship Manager.

Sincerely,

Greg Seibly
President and Chief Executive Officer

cc: Chief Financial Officer
Credit Contact

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This bulletin contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements relating to the Bank’s dividend philosophy are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “endeavoring,” “intends,” and “may,” or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular plan, objective, projection, estimate, or prediction is realized, including future dividends. These forward-looking statements involve risks and uncertainties including, but not limited to, future operating results, and actions and changes to the financial condition of the Bank. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.